UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2014

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 16, 2014, Equifax Inc. (the "Company") issued a press release announcing its acquisition of TDX Group (“TDX”), for a total purchase price of £200 million (approximately U.S. $327 million), subject to certain customary post-closing adjustments. TDX is a United Kingdom company that provides businesses with technology, data, and advisory solutions to improve debt liquidation and debt management. The acquisition broadens the Company’s product line in data, analytics and technology solutions for the debt collections industry.

A copy of the press release dated January 16, 2014 is included as Exhibit 99.1 hereto.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated January 16, 2014, announcing the acquisition of TDX.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/ Dean C. Arvidson
	Name:	Dean C. Arvidson
	Title:	Senior Vice President and Corporate Secretary

Date: January 16, 2014

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Exhibit Index

The following exhibit is being furnished with this report:

Exhibit
No.	Description

99.1	Press release of Equifax Inc. dated January 16, 2014, announcing the acquisition of TDX.

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